                                                                  Exhibit 23.14



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-23595) of Pegasus Communications Corporation on Form S-3 of our report dated November 10, 1997 on the financial statements of Satellite Television Services, Inc. appearing in the Current Report on Form 8-K of Pegasus Communications Corporation dated December 10, 1997 (and filed January 12, 1998), and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Indianapolis, Indiana
January 12, 1998